FUND ADMINISTRATION SERVICING AGREEMENT

        THIS AGREEMENT is made and entered into as of this _____ day of _______, 2000, by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), the Baird Funds, Inc., a Wisconsin corporation (the "Company"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company ("FMFS").

        WHEREAS, the Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the investment manager of open-end investment management companies registered under the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, the Company is an open-end management investment company that is registered under the 1940 Act;

         WHEREAS, FMFS is in the business of providing, among other things, mutual fund administration services to investment companies; and

         WHEREAS, the Advisor and the Company desire to retain FMFS to provide mutual fund administration services to each of the portfolios of the Company and each additional series of the Company listed on Exhibit A attached hereto (each a "Fund"), as it may be amended from time to time.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Advisor, the Company and FMFS agree as follows:

1. APPOINTMENT OF ADMINISTRATOR

      The Advisor and the Company hereby appoint FMFS as Administrator of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2. DUTIES AND RESPONSIBILITIES OF FMFS

A.    General Fund Management

      1.   Act as liaison among all Fund service providers

      2.   Supply:
           a.    Corporate secretarial services
           b. Office facilities (which may be in FMFS's or its affiliate's own offices)
           c. Non-investment-related statistical and research data as needed

      3. Coordinate the Company's Board of Directors' ("Board of Directors") communication:

           a.    Establish meeting agendas
           b. Prepare Board of Directors reports based on financial and administrative data
           c.    Evaluate independent auditor
           d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary SEC filings relating thereto
           e. Prepare minutes of meetings of the Board of Directors and the Company's shareholders ("Shareholders")
           f. Recommend dividend declarations to the Board of Directors, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to Shareholders
           g. Provide personnel to serve as officers of the Company if so elected by the Board of Directors and attend the Board of Directors meetings to present materials for the Board of Directors review

      4.   Audits

           a. Prepare appropriate schedules and assist independent auditors
           b. Provide information to SEC and facilitate audit process
           c.    Provide office facilities

      5.   Assist in overall operations of the Fund

      6. Pay Fund expenses upon written authorization from the Company or the Advisor, respectively

      7. Monitor arrangements under shareholder services or similar plan

B.    Compliance

      1.   Regulatory Compliance

           a. Monitor compliance with 1940 Act requirements, including: 1) Asset diversification tests 2) Total return and SEC yield calculations 3) Maintenance of books and records under Rule 31a-3 4) Code of Ethics for the disinterested directors of the Company
           b. Monitor each Fund's compliance with the policies and investment limitations of the Company as set forth in its current prospectus ("Prospectus") and statement of additional information ("Statement of Additional Information")
           c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions

      2.   Blue Sky Compliance

           a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Company so as to enable the Company to make a continuous offering of its shares in all states
           b. Monitor status and maintain registrations in each state
           c. Provide information regarding material developments in state securities regulation

      3.   SEC Registration and Reporting

           a. Assist Company counsel in updating Prospectus and Statement of Additional Information and in preparing proxy statements and Rule 24f-2 notices
           b. Prepare the Company's annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices
           c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports
           d.    File fidelity bond under Rule 17g-1
           e.    File Shareholder reports under Rule 30b2-1
           f. Monitor sales of each Fund's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities
           g.    File Rule 24f-2 notices

      4.   IRS Compliance

           a. Monitor each Fund's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

                 1)   Asset diversification requirements
                 2)   Qualifying income requirements
                 3)   Distribution requirements

           b. Calculate required distributions (including excise tax distributions)

C.    Financial Reporting

      1. Provide financial data required by each Fund's Prospectus and Statement of Additional Information
      2. Prepare financial reports for officers, Shareholders, tax authorities, performance reporting companies, the Board of Directors, the SEC, and independent auditors
      3. Supervise the Company's custodian and accountants in the maintenance of the Company's general ledger and in the preparation of the Funds' financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Company's net assets and of the Company's shares, and of the declaration and payment of dividends and other distributions to Shareholders
      4. Compute the yield, total return and expense ratio of each class of each Fund, and each Fund's portfolio turnover rate
      5. Monitor the expense accruals and notify Company management of any proposed adjustments
      6. Prepare monthly financial statements, which will include without limitation the following items:

           a.    Schedule of investments
           b.    Statement of assets and liabilities
           c.    Statement of operations
           d.    Statement of changes in net assets
           e.    Cash statement
           f.    Schedule of capital gains and losses

      7.   Prepare quarterly broker security transaction summaries.

D.    Tax Reporting

      1. Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms
           1120/8610 with any necessary schedules
      2.   Prepare state income breakdowns where relevant
      3. File Form 1099 Miscellaneous for payments to directors and other service providers
      4.   Monitor wash losses
      5.   Calculate eligible dividend income for corporate
           Shareholders

3. COMPENSATION

      FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. For the Fund(s) set forth below the Advisor's and the Company's respective names on Exhibit A, the Advisor and the Company each agree to pay their respective fees and reimbursable expenses within ten (10) business days following receipt of the billing notice for the appropriate Fund(s).

4. PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

      FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or the Advisor in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Company and/or the Advisor shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company or the Advisor, such duly authorized officer to be included in a list of authorized officers furnished to FMFS, as amended from time to time, in writing by resolution of the Board of Directors of the Company or the Advisor, respectively.

      FMFS shall indemnify and hold the Company and Advisor harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) that the Company or Advisor may sustain or incur or that may be asserted against the Company or Advisor by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

      In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company and the Advisor shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

      Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

      In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee(s) harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee(s) will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee(s) against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee(s) and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee(s) shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. Except with the indemnitor's prior written consent, the indemnitee(s) shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee(s).

5. PROPRIETARY AND CONFIDENTIAL INFORMATION

      FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company and the Advisor, all records and other information relative to the Company and the Advisor, respectively, and prior, present, or potential Shareholders of the Company (and clients of said Shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company or the Advisor, respectively, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company or the Advisor, respectively.

6. TERM OF AGREEMENT

      This Agreement shall become effective as of the date hereof and will continue in effect for a period of two years. After the initial two-year term, unless sooner terminated as provided herein, this Agreement shall continue automatically in effect for successive annual periods. This Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

7. RECORDS

      FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FMFS and the Advisor agree that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

8. GOVERNING LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

9. DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Company and the Advisor by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company and the Advisor, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company and the Advisor (if such form differs from the form in which FMFS has maintained such information, the Company and the Advisor shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

10. NO AGENCY RELATIONSHIP

      Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for any other party to this Agreement, or to conduct business in the name of, or for the account of, the other parties to this Agreement.

11. DATA NECESSARY TO PERFORM SERVICES

      The Advisor, the Company, or such parties' agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for the Company or the Advisor, respectively, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

12. NOTICES

      Notices of any kind to be given by a party to the other parties shall be in writing and shall be duly given upon receipt at the following addresses:

         Notice to FMFS shall be sent to:

               Firstar Mutual Fund Services, LLC
               615 East Michigan Street
               Milwaukee, WI  53202

         notice to the Advisor shall be sent to:

               Robert W. Baird & Co. Incorporated
               777 East Wisconsin Avenue
               Milwaukee, WI 53202-5391
               Attn:  Glen Hackmann

         and notice to the Company shall be sent to:

               Baird Funds, Inc.
               777 East Wisconsin Avenue
               Milwaukee, WI 53202-5391
               Attn:  Glen Hackmann

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

ROBERT W. BAIRD & CO. INCORPORATED         FIRSTAR MUTUAL FUND SERVICES, LLC


By: ______________________________         By: ________________________________


Title:   ____________________________      Title: _____________________________


BAIRD FUNDS, INC.

By: ______________________________


Title:_____________________________